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March 4, 1996



Swisher & Hall
Architects
1725 Rainbow, Suite 25
Las Vegas, Nevada  89102

Re: ISSUANCE OF STOCK

Gentlemen:

This letter will serve as the second amendment (this "Second Amendment") to our letter agreement of August 18, 1994 (the "Prior Agreement") with respect to the issuance to you ("Holder") of shares of common stock, $.05 par value per share (the "Common Stock") of MPTV, Inc., a Nevada corporation ("MPTV"), pursuant to the terms and conditions set forth below.

    1. ISSUANCE OF ADDITIONAL COMMON STOCK. The Prior Agreement is hereby amended to include the issuance by MPTV of an additional 104,100 shares of its Common Stock (the "Additional Shares") (for an aggregate of 279,100 shares), in consideration for certain additional architectural and asbestos consulting services rendered for MPTV's Lake Tropicana Resort (the "Resort") pursuant to the terms and conditions of that certain Agreement dated February 2, 1994, by and between MPTV and you (the "Agreement").

    2. PRESERVATION OF LIEN RIGHTS. The parties hereto agree that the issuance of the Additional Shares under this Second Amendment shall not be deemed to act as a satisfaction or waiver of any existing debt of MPTV to you, and you shall be entitled to maintain whatever lien rights you may otherwise have with respect to the architectural and other services performed for the Resort.

    3. REGISTRATION OF ADDITIONAL SHARES. MPTV hereby represents that the Additional Shares will be registered on a Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission as soon as possible after the execution of this amended letter agreement. All fees of such registration, other than customary brokers' commissions and expenses of counsel for Holder, if desired, shall be borne by MPTV. Holder hereby agrees to supply MPTV with such information with respect to Holder as may reasonably be requested by MPTV in order to affect said registration.

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Swisher & Hall
March 4, 1996
Page Two


    4. RECEIPT OF MPTV DISCLOSURE DOCUMENTS. Holder hereby acknowledges receipt of a copy of MPTV's Annual Report on Form 10-KBS for the year ended December 31, 1994, and the Quarterly Reports on Form 10-QBS for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively.
Holder hereby acknowledges that it has relied upon said disclosure documents, and upon no other documents and/or representations, whether written or oral, from either MPTV or its officers, directors, shareholders, affiliates or agents, is making the determination to purchase the Additional Shares.

    5. REMAINDER OF PRIOR AGREEMENT. Except as modified by this Second Amendment, the Prior Agreement shall remain unmodified and in full force and effect.

Please signify your acceptance of, and agreement with, the terms and conditions of this Second Amendment by signing the Acknowledgment set forth below.

Very truly yours,

MPTV, INC.

By:/s/ Hurley C. Reed
   ----------------------------
   Name:  Hurley C. Reed
   Title: President


ACKNOWLEDGMENT

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES WITH THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT.

SWISHER & HALL



By:/s/ Ronald Hall                Dated:  3/4/96 , 1996
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   RONALD HALL